                                                                   Exhibit 10.12

_________ __, 2005

Granite Financial Group, Inc.
12220 El Camino Real, Suite 400
San Diego, California  92130

            Re: InterAmerican Acquisition Group Inc.

Gentlemen:

            This letter will confirm the agreement of the undersigned to purchase warrants ("Warrants") of InterAmerican Acquisition Group Inc.
("Company") included in the units ("Units") being sold in the Company's initial public offering ("IPO") upon the terms and conditions set forth herein. Each
Unit is comprised of one share of Common Stock and two Warrants. The shares of
Common Stock and Warrants will not be separately tradeable until 90 days after the effective date of the Company's IPO unless Granite Financial Group, Inc.
("Granite") informs the Company of its decision to allow earlier separate trading.

            The undersigned agrees that this letter agreement constitutes an irrevocable order for Granite to purchase for the undersigned's account, within the 45 trading day period commencing on the date separate trading of the
Warrants commences ("Separation Date"), as many Warrants as are available for purchase at market prices not to exceed $.65 per Warrant, subject to a maximum
Warrant purchase obligation of 2,000,000 Warrants ("Maximum Warrant Purchase").
Granite (or such other broker dealer(s) as Granite may assign the order to)
agrees to fill such order in such amounts and at such times as it may determine, in its sole discretion, during the 45 trading-day period commencing on the
Separation Date. Granite further agrees that it will not charge the undersigned any fees and/or commissions with respect to such purchase obligation.

            The undersigned may notify Granite that all or part of the Maximum
Warrant Purchase will be made by one or more affiliates of the undersigned (or another person or entity introduced to Granite by the undersigned (a
"Designee")) who (or which) has an account at Granite and, in such event,
Granite will make such purchase on behalf of said affiliate or Designee;
provided, however, that the undersigned hereby agree to make payment of the purchase price of such purchase and to fulfill their Maximum Warrant Purchase in the event and to the extent that their affiliate or Designee fails to make such payment or purchase.

            The undersigned agrees that neither it nor any affiliate or Designee shall sell or transfer the Warrants until after the consummation of a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business and acknowledges that, at the option of Granite, the certificates for such Warrants shall contain a legend indicating such restriction on transferability.

                                Very truly yours,

                                INTERAMERICAN CAPITAL PARTNERS II, LLC

                                By: _____________________________

ACKNOWLEDGED AND AGREED:

Granite Financial Group, Inc.

By:____________________________

[Independent Broker]

By:____________________________